Exhibit (k)(6)

THIRD AMENDMENT

TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of the 22nd day of October, 2014 (the “Third Amendment Effective Date”), by and among MAIN STREET CAPITAL CORPORATION, a Maryland corporation (the “Borrower”), the GUARANTORS party to the Credit Agreement (as defined below) (the “Guarantors”), BRANCH BANKING AND TRUST COMPANY (the “Administrative Agent”), and the lenders party hereto (the “Lenders”).

R E C I T A L S:

The Borrower, the Guarantors, the Administrative Agent and the lenders party thereto have entered into that certain Second Amended and Restated Credit Agreement dated as of September 27, 2013 (as amended pursuant to that certain First Amendment to Second Amended and Restated Credit Agreement dated as of June 27, 2014 and that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of September 25, 2014, the “Credit Agreement”).  Capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower and Guarantors have requested that the Administrative Agent and the Lenders amend the Credit Agreement.

The Lenders, the Administrative Agent, the Guarantors and the Borrower desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth to (a) permit certain additional unsecured Debt and (b) make other changes as described herein.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Administrative Agent and the Lenders, intending to be legally bound hereby, agree as follows:

SECTION 1.  Recitals.  The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2.  Amendments to Credit Agreement.  The Credit Agreement is hereby amended as set forth in this Section 2.

SECTION 2.01.  Amendment of Section 1.01.  Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order to read as follows:

“Availability” means, on any date of determination, the amount, if any, by which the lesser of (a) the Borrowing Base and (b) the aggregate Revolver Commitments of all Lenders at such time exceeds the principal amount of all Advances outstanding at such time.

“Available Liquidity” means one or more of the following: Unrestricted Assets, Availability or available borrowing capacity under an effective commitment letter or other written agreement to refinance the applicable Debt.

“Unrestricted Assets” means the aggregate amount of Cash and Cash Equivalents held in accounts on the consolidated balance sheet of Borrower and its Consolidated Subsidiaries, to the extent that (a) the application of such Cash and Cash Equivalents to payment of the applicable Debt is not prohibited by Applicable Law or other agreement and (b) such Cash and Cash Equivalents are free and clear of all Liens (other than Liens permitted under Sections 5.14(j) and 5.14(l)).

SECTION 2.02.  Amendment of Section 5.29.  Each reference in Section 5.29 of the Credit Agreement to “Debt incurred pursuant to Section 5.31(e) of this Agreement” shall be amended and restated in its entirety to read as follows: “Debt incurred pursuant to Section 5.31(e) or Section 5.31(g) of this Agreement”.

SECTION 2.03. Amendment of Section 5.31.  Section 5.31 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 5.31.  Additional Debt.  No Loan Party or Subsidiary of a Loan Party shall directly or indirectly issue, assume, create, incur or suffer to exist any Debt or the equivalent (including obligations under capital leases), except for:  (a) the Debt owed to the Lenders and Hedge Counterparties under the Loan Documents; (b) Debt of SBIC Entities incurred in the ordinary course of business; (c) the Debt existing and outstanding on the Closing Date described on Schedule 5.31; (d) purchase money Debt hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of equipment so long as (i) such Debt when incurred shall not exceed the purchase price of the asset(s) financed, and (ii) the aggregate outstanding principal amount of all Debt permitted under this clause (d) shall not at any time exceed $5,000,000; (e) Debt incurred after the date hereof with a maturity when incurred not less than one year after the Termination Date (after giving effect to any extensions of the Termination Date which have been exercised at the time of incurrence of the Debt but not giving effect to any extensions exercised after the incurrence of such Debt) and with terms materially no more restrictive than those in this Agreement, so long as such Debt is unsecured; (f) loans by Loan Parties and/or Subsidiaries of Loan Parties to SBIC Entities not to exceed $35,000,000 in the aggregate at any one time outstanding with maturities not to exceed six (6) months and (g) unsecured Debt hereafter incurred by the Loan Parties so long as (i) the aggregate outstanding principal amount of all Debt incurred under this clause (g) shall not at any time exceed $175,000,000, (ii) the Debt has a maturity when incurred after the Termination Date (after giving effect to any extensions of the Termination Date which have been exercised at the time of incurrence of the Debt but not giving effect to any extensions exercised after the incurrence of such Debt), (iii) the terms of such Debt shall not be materially more restrictive than the terms of this Agreement and (iv) during each period beginning on each date that is ninety (90) days prior to the maturity of any such Debt and continuing until the maturity of any such Debt, the Borrower shall have Available Liquidity that is equal to or greater than the principal amount of Debt that is due and payable on such maturity date.  For the avoidance of doubt, any Debt incurred after the date hereof shall not be deemed to be in violation of clause (e) or (g) as a result of (i) extensions to the Termination Date effective after the original incurrence of such Debt or (ii) the inclusion of terms more restrictive than those in this Agreement to the extent such terms relate to the Borrower’s compliance with any provisions of or amendments to the Investment Company Act (whether or not the Investment Company Act applies to such Debt).

SECTION 3. Conditions to Effectiveness.  The effectiveness of this Amendment and the obligations of the Lenders hereunder are subject to the following conditions, unless the Lenders waive such conditions:

(a)                                 The Borrower shall have delivered to the Administrative Agent the following in form and substance satisfactory to the Administrative Agent:

(i)                                     duly executed counterparts of this Amendment signed by the Borrower, the Guarantors, the Administrative Agent, and the Required Lenders; and

(ii)                                  such other documents or items that the Administrative Agent, the Lenders or their counsel may reasonably request.

(b)                                 The Borrower shall have paid to the Administrative Agent, for the account of each Lender, an amendment fee in an amount separately agreed between the Borrower and the Administrative Agent.

(c)                                  The Borrower shall have paid to the Administrative Agent, upon application with appropriate documentation, all reasonable costs and expenses of the Administrative Agent, including reasonable fees, charges and disbursements of counsel for the Administrative Agent, incurred in connection with this Amendment and the transactions contemplated herein.

SECTION 4.  No Other Amendment.  Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect.  On and after the Third Amendment Effective Date, all references to the Credit Agreement in each of the

Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement and this Amendment shall be construed together as a single agreement.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect or impair any rights, powers or remedies under the Credit Agreement as hereby amended.  The Lenders and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Obligations.  The Borrower and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed.  The Borrower and Guarantors hereby expressly agree that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

SECTION 5.  Representations and Warranties.  The Borrower and Guarantors hereby represent and warrant to each of the Lenders as follows:

(a)                                 No Default or Event of Default under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Lenders on the date hereof, or shall result from this Amendment.

(b)                                 The Borrower and the Guarantors have the power and authority to enter into this Amendment and to do all such acts and things as are required or contemplated hereunder or thereunder to be done, observed and performed by them.

(c)                                  This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and the Guarantors and constitutes the legal, valid and binding obligations of the Borrower and the Guarantors enforceable against them in accordance with their respective terms.

(d)                                 The execution and delivery of each of this Amendment and the performance by the Borrower and the Guarantors hereunder and thereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, or any Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, or any Guarantor that is a corporation, the articles of organization or operating agreement of any Guarantor that is a limited liability company, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower, or any Guarantor is party or by which the assets or properties of the Borrower and the Guarantors are or may become bound.

SECTION 6.  Counterparts; Governing Law.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  This Amendment may be delivered by facsimile transmission or by electronic mail with a .pdf copy or other replicating image attached, and any printed or copied version of any copy so delivered shall have the same force and effect as an originally signed counterpart.  This Amendment shall be construed in accordance with and governed by the law of the State of North Carolina.

SECTION 7.  Amendment.  This Amendment may not be amended or modified without the written consent of the Required Lenders.

SECTION 8.  Further Assurances.  The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

SECTION 9.  Consent by Guarantors.  The Guarantors consent to the foregoing amendments.  The Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement as hereby amended and the other Loan Documents to which they are party, said Credit Agreement, as hereby amended, and such other Loan Documents being hereby ratified and affirmed.  In furtherance and not in limitation of the foregoing, the Guarantors acknowledge and agree that the “Guaranteed Obligations” (as defined in the Credit Agreement) include, without limitation, the Advances made under the Credit Agreement as hereby amended.  The Guarantors hereby expressly agree that the Credit Agreement, as hereby amended, and the other Loan Documents are in full force and effect.

SECTION 10.  Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11.  Notices.  All notices, requests and other communications to any party to the Loan Documents, as amended hereby, shall be given in accordance with the terms of Section 9.01 of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers and representatives to execute and deliver, this Amendment as of the day and year first above written.

BORROWER:

MAIN STREET CAPITAL CORPORATION

By:	/s/ Dwayne L. Hyzak	(SEAL)
Name:	Dwayne L. Hyzak
Title:	Chief Financial Officer

GUARANTORS:

MAIN STREET CAPITAL PARTNERS, LLC

By:	/s/ Dwayne L. Hyzak	(SEAL)
Name:	Dwayne L. Hyzak
Title:	Senior Managing Director

MAIN STREET EQUITY INTERESTS, INC.

By:	/s/ Dwayne L. Hyzak	(SEAL)
Name:	Dwayne L. Hyzak
Title:	Senior Managing Director

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[Third Amendment Signature Pages]

BRANCH BANKING AND TRUST COMPANY,
as Administrative Agent, Swingline Lender and as a Lender

By:	/s/ William B. Keene	(SEAL)
Name:	William B. Keene
Title:	Vice President

[Third Amendment Signature Pages]

REGIONS BANK, as a Lender

By:	/s/ Daniel R. Alderson	(SEAL)
Name:	Daniel R. Alderson
Title:	Senior Vice President (Area Credit Officer)

[Third Amendment Signature Pages]

FROST BANK, as a Lender

By:	/s/ Brenda Murphy	(SEAL)
Name:	Brenda Murphy
Title:	Market President

[Third Amendment Signature Pages]

AMEGY BANK N.A., as a Lender

By:	/s/ Eva Wolod	(SEAL)
Name:	Eva Wolod
Title:	Vice President

[Third Amendment Signature Pages]

CAPITAL ONE, N.A., as a Lender

By:	/s/ Bobby Hamilton	(SEAL)
Name:	Bobby Hamilton
Title:	Vice President

[Third Amendment Signature Pages]

TEXAS CAPITAL BANK, N.A., as a Lender

By:	/s/ Eric Luttrell	(SEAL)
Name:	Eric Luttrell
Title:	Senior Vice President – Corporate Banking

[Third Amendment Signature Pages]

CADENCE BANK, N.A., as a Lender

By:	/s/ H. Gale Smith, Jr.	(SEAL)
Name:	J. Gale Smith, Jr.
Title:	Executive Vice President

[Third Amendment Signature Pages]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Greg DeRise	(SEAL)
Name:	Greg DeRise
Title:	Authorized Signatory

[Third Amendment Signature Pages]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/Michelle Latzoni	(SEAL)
Name:	Michelle Latzoni
Title:	Authorized Signatory

[Third Amendment Signature Pages]

PATRIOT BANK, as a Lender

By:	/s/ Bill Holbert	(SEAL)
Name:	Bill Holbert
Title:	Senior Vice President

TRUSTMARK NATIONAL BANK, as a Lender

By:	/s/ Jeff Deutsche	(SEAL)
Name:	Jeff Deutsche
Title:	Senior Vice President

[Third Amendment Signature Pages]

RAYMOND JAMES BANK, N.A., as a Lender

By:	/s/ Joseph A. Ciccolini	SEAL)
Name:	Joseph A. Ciccolini
Title:	Vice President – Senior Corporate Banker

[Third Amendment Signature Pages]

FIRST FINANCIAL BANK, N.A., as a Lender

By:	/s/ Marelyn Shedd	(SEAL)
Name:	Marelyn Shedd
Title:	President – Abilene Region

[Third Amendment Signature Pages]

COMERICA BANK, as a Lender

By:	/s/ Vishakha S. Deora
Name:	Vishakha S. Deora
Title:	Vice President

[Third Amendment Signature Pages]